UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]Preliminary Information Statement

[   ]Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]Definitive Information Statement

GROW CAPITAL, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SCHEDULE 14 C INFORMATION STATEMENT

Pursuant to Section 14C of the Securities Exchange Act of 1934, as amended

2485 Village View Drive, Suite 180

Henderson, NV 89074

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001 (“Common Stock”), on July 26, 2019. The purpose of the Information Statement is to notify our stockholders that on July 23, 2019, our board of directors, and effective July 25, 2019, the holders of our outstanding capital stock having a majority of the voting power, respectively, adopted resolutions to amend and restate our articles of incorporation to increase our authorized capital to 550,000,000 shares, consisting of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001.

This Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. We are not soliciting your proxy in connection with this action. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders and other regulatory requirements have been met.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of
GROW CAPITAL, INC.

	By:	/s/ Jonathan Bonnette
Jonathan Bonnette, Chief Executive Officer
Henderson, Nevada
August 9, 2019

2

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION STATEMENT FOR THE PROPOSED ACTION BY MAJORITY WRITTEN CONSENT.

On or about August 13, 2019, a Notice of Internet Availability of the Information Statement (“Notice”) was mailed to stockholders of record and beneficial owner directing them to a website where they can access our Information Statement. It was filed with the

U.S. Securities and Exchange Commission on August 9, 2019.

The Information Statement is available online at: http://www.colonialstock.com/GrowCapital.pdf and both beneficial owners and stockholders of record can request that paper copies of the information statement be mailed to them at that website.

3

2485 Village View Drive, Suite 180

Henderson, NV 89074

___________________________________________________________________

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

___________________________________________________________________

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

___________________________________________________________________

INTRODUCTION

This Information Statement is being furnished to the stockholders of Grow Capital, Inc., a Nevada corporation (the “Company”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders holding a majority of the shares entitled to vote on such action (“Voting Stock”), in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about August 13, 2019, and is being furnished for informational purposes only.

Our board of directors (the “Board”) has determined that the close of business on July 26, 2019, was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment and restatement of our articles of incorporation to increase our authorized capital to 550,000,000 shares (the “Share Increase”), consisting of 500,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 50,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”). A copy of the Amended and Restated Articles of Incorporation, in substantially the form that will be filed with the Nevada Secretary of State, is attached hereto as Appendix A (the “A&R Articles”). On July 23, 2019, the Board approved the A&R Articles and recommended them to our stockholders, and effective July 25, 2019, stockholders holding a majority of the outstanding shares of Voting Stock approved the A&R Articles.

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by stockholders holding at least a majority of the voting power. No stockholder meeting was required, and no other stockholder approval is required.

Stockholders holding 86,210,224 shares of Common Stock, representing approximately 50.2% of the shares of Voting Stock, executed and delivered to us a written consent authorizing and approving the A&R Articles.  Shareholders who signed the written consent included James Olson, Jonathan Bonnette, Carl and Micol Sanko, John Duncan, Terry Kennedy, Amanda Kennedy, Trevor Hall, and Joel Bonnette, Andy Albright, and certain limited liability companies beneficially owned by such shareholders.

Accordingly, the A&R Articles have been approved by the holders of a majority of our outstanding shares of Voting Stock, and no further vote or further action of our stockholders is required to approve this action. You are being provided with notice of the approval of the A&R Articles by less than unanimous written consent of our stockholders. However, under Rule 14c-2 under the Exchange Act, the A&R Articles will not be effective until twenty days after this Information Statement has first been sent to stockholders and any other applicable regulatory requirements have been met.

The Company will pay for preparing and distributing this Information Statement.  Our costs are estimated to be $7,500.

On July 23, 2019, the Board authorized management to deliver this Information Statement.

Our executive offices are located at 2485 Village View Drive, Suite 180, Henderson, NV 89074 and our telephone number is (702) 830-7919.

DISSENTERS’ RIGHT OF APPRAISAL

Stockholders do not have any dissenter or appraisal rights in connection with the Share Increase.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

At the time of the stockholder action, our issued and outstanding voting securities consisted of shares of Common Stock. As of the Record Date, there were 171,673,311 shares of Common Stock issued and outstanding.  The Company also has 5,000,000 authorized preferred shares, none of which are outstanding.  Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. The written consent of a majority of the outstanding shares of Common Stock was necessary to authorize the A&R Articles described herein.

Security Ownership Of Certain Beneficial Owners And Management

The following tables sets forth certain information, as of the Record Date, with respect to the beneficial ownership of our outstanding Common Stock by: (i) each person who is known to the

Company to be the beneficial owner of more than 5% of any class of the Company’s securities; (ii) each of our directors and executive officers and; (iii) our directors and executive officers as a group, based on 171,673,311 shares of Common Stock outstanding as of July 26, 2019.

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of the holders of 5% or more of any class of the Company’s securities as of July 26, 2019:

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Terry Kennedy 688 Childrens Way Henderson, NV 89052	23,710,884(1)	13.8%
Common Stock	Wayne A. Zallen 722 W. Dutton Road Eagle Point, OR 97524	20,304,764(2)	11.8%

(1)  Of the share total, 10,479,469 shares of Common Stock are held in Mr. Kennedy’s name.  Of the remaining shares, (i) 4,000,000 shares of Common Stock are held in the name of Racing 123, LLC, (ii) 2,500,000 shares of Common Stock are held in the name of Off The Wall LLC, (iii) 4,124,876 shares are held in the name of Journey, Home 4 Teens LLC, and (iv) 2,475,074 shares are held in the name of AYG LLC, which are companies of which Mr. Kennedy is an indirect beneficial owner.  The remaining 131,465 shares of Common Stock are owned by AF1 Public Relations LLC, an entity wholly-owned by Mr. Kennedy's wife. Mr. Kennedy disclaims beneficial ownership of any securities owned directly or indirectly by his wife.

(2)  Of the share total, 19,154,675 shares of Common Stock are held in the name of The Wayne A. Zallen Trust U/A/D 10/24/14, of which Mr. Zallen is the trustee and a beneficiary.  The remaining 1,150,089 shares of Common Stock are held in Mr. Zallen’s name.

Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of July 26, 2019:

Ownership of Directors and Officers

Title of Class	Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	James J. Olson 45 Amaranth Drive Littleton, CO 80127	Director, Chairman	2,448,950	1.4%
Common Stock	Carl S. Sanko, CPA 4824 Denaro Drive Las Vegas, NV 89135	Director, Secretary	16,484,926(1)	9.6%
Common Stock	Jonathan Bonnette 2285 Coral Ridge Avenue Henderson, NV 89052	Director, President & CEO	20,988,173(2)	12.2%
Common Stock	Trevor K. Hall 6145 S. Rainbow Blvd, Suite 105 Las Vegas, NV 89118	CFO	1,000,000	*
Common Stock	Joel Bonnette 25769 Royal Birkdale Dr. Denham Springs, LA 70726	President & CEO of Bombshell Technologies, Inc.	7,314,236(3)	4.3%
Common Stock	Total Officers and Directors as a group (5 persons)		48,236,285	28.1%

*Less than 1.0%

(1) Of the share total, 14,511,182 shares of Common Stock are beneficially owned as community property by Carl Sanko and Micol Sanko or by Carl and Micol Sanko as joint tenants, with equal voting rights and dispositive power. Carl Sanko and Micol Sanko jointly own MCRL Holdings LLC and are indirect beneficial owners of all of the 1,835,000 shares of Common Stock owned by MCRL Holdings.

(2) Of the share total, 7,788,271 shares of Common Stock are held in Jonathan Bonnette’s name and  13,199,902 shares of Common Stock are held in the name of Zeake LLC, of which Jonathan Bonnette is an indirect beneficial owner.

(3) Of the share total, (i) 714,286 shares of Common Stock are held in Joel Bonnette’s name, (ii) 4,124,876 shares of Common Stock are held in the name of Strategery, LLC, and (iii) 2,475,074 shares of Common Stock are held in the name of Ambiguous Holdings LLC, each of which Joel Bonnette is an indirect beneficial owner.

THE SHARE INCREASE

The Board and our stockholders have approved the A&R Articles to effect the Share Increase. The A&R Articles will become effective twenty days after the mailing of this Information Statement and any other applicable regulatory requirements have been met.

General Background

As of the Record Date, pursuant to our articles of incorporation as amended to date, we had the authority to issue 175,000,000 shares of Common Stock, of which 171,673,311 shares were issued and outstanding.  We also had authority to issue 5,000,000 shares of Preferred Stock of which 5,000,000 shares have been issued and none of which remain outstanding.

Principal Motivation for the Share Increase

We have adopted a business plan focused on shifting our strategy away from the cannabis industry and into the financial technology (“FinTech”) sector and related sectors.  In connection with this strategy, we have hired a new Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and appointed a new chairman of the Board, all of whom have significant experience in the FinTech sector. We intend to acquire FinTech companies we believe are appropriately valued with strong growth prospects due to a clear niche and strong leadership and intend to use our experience and understanding of the FinTech sector and access to the public markets to help our acquisitions grow.  We intend to use shares of our Common Stock as consideration for the acquisitions.

Currently, we do not currently have enough authorized and unissued shares of Common Stock available to implement our business strategy.  The Share Increase is intended to provide us with enough authorized and unissued shares of Common Stock to acquire FinTech companies we believe fit our business strategy.  Additionally, we have primarily relied on the sale of shares of Common Stock in order to raise funds to operate our business, and use share issuances as the primary way in which we compensate our directors, officers and consultants. Further, the increase in the authorized shares of Preferred Stock will also provide us with greater flexibility to raise funds to implement our business strategy.

Following the Share Increase, we will have approximately 328,000,000 authorized but unissued shares of Common Stock and 45,000,000 authorized but unissued shares of Preferred Stock.  Upon the completion of the Share Increase, we intend to issue shares of our Common Stock to the former shareholders of Bombshell Technologies, Inc. (“Bombshell”) as further consideration for the acquisition of Bombshell, which closed on July 23, 2019 (the “Closing”), as previously disclosed in our Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 27, 2019 and July 24, 2019.  The former shareholders of Bombshell received 33,000,000 shares at the Closing in exchange for their ownership interests in Bombshell, and they will receive an additional 77,675,328 shares of Common Stock upon effectiveness of the Share Increase.  Additionally, the former shareholders of Bombshell will also be eligible to receive earn-out consideration of up to an additional 36,769,215 shares of Common Stock (the “Earn-out Shares”) earnable in tranches of 12,256,405 shares of Common

Stock in each of the second, third and fourth years after the Closing, based on whether Bombshell is able to meet certain Earnings Before Interest and Taxes thresholds in each year.

Additional Reasons for the Share Increase

We will continue to require additional financing in order to implement our business strategy, and we intend to continue to seek financing through the sale of our equity securities through private placements and other methods. Until the Share Increase becomes effective, we do not have sufficient shares to enable us to pursue private placements or other capital-raising transactions.

Additionally, the Share Increase will provide us with the option to issue shares of Common Stock to compensate our directors, officers, consultants and other vendors and suppliers instead of making cash payments.  This will allow us to conserve our capital resources while we implement our business strategy.

Potential Anti-takeover and Dilutive Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another entity), the increase in the authorized shares of Common Stock and Preferred Stock is not part of a plan to prevent a takeover. Nevertheless, management could use the additional shares that will be available following the Share Increase to resist or frustrate a third-party transaction.

After the Share Increase becomes effective, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock or Preferred Stock unless required by law or any rules or regulations to which we are subject.

Depending upon the consideration per share received by us for any subsequent issuance of Common Stock or Preferred Stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their shares. Also, future issuances of Common Stock and Preferred Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership (for voting, distributions, and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock or Preferred Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of us. Although the Board has no present intention of doing so, our authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by us.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

Jonathan Bonnette, the Company’s chief executive officer and a director, Joel Bonnette, the Chief Executive Officer and President of Bombshell, a wholly-owned subsidiary of the Company, and the brother of Jonathan Bonnette, and Terry Kennedy, a beneficial owner of more than 10% of the Company’s Common Stock, each indirectly held stock in Bombshell through limited liability companies.  Upon the Share Increase, each will receive the number of shares of Common Stock set forth in the following table in exchange for such interests and will also receive the listed percentage of Earn-out Shares earned, if any.

Name of Bombshell Owner	Shares of Common Stock	Percent of Earn-out Shares
Ambiguous Holdings LLC(1)	5,825,824	7.5%
Strategery, LLC(1)	9,709,126	12.5%
AYG LLC(2)	5,825,824	7.5%
Journey, Home 4 Teens LLC(2)	9,709,126	12.5%
Zeake LLC(3)	31,069,898	40.0%

(1) Joel Bonnette is the sole owner of Strategery, LLC and the owner of 50% of the membership interests of Ambiguous Holdings LLC.  He is the Manager of both entities.

(2) Terry Kennedy is the Manager and indirect beneficial owner of AYG LLC and Journey, Home 4 Teens LLC.

(3) Jonathan Bonnette is the Manager and owner of 50% of the membership interests of Zeake LLC.  Terry J. Kennedy Asset Protection Trust owns 50% of the membership interests of Zeake LLC.  Terry Kennedy disclaims beneficial ownership of Zeake LLC.

Other than as set forth above, none of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the A&R Articles, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth in the section entitled “Voting Securities and Principal Holders Thereof” above.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement will be provided to security holders at a shared address. To request a separate copy, please contact us by phone at (702) 830-7919 or by mail at Secretary, c/o Grow Capital, 2485 Village View Drive, Suite 180, Henderson, NV 89074.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC can be accessed free of charge via the SEC's EDGAR reporting system at www.sec.gov or at our website www.growcapitalinc.com.

By Order of the Board of Directors of
GROW CAPITAL, INC.

	By:	/s/ Jonathan Bonnette
Henderson, Nevada		Jonathan Bonnette
August 9, 2019		Chief Executive Officer and Director

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GROW CAPITAL, INC.

Grow Capital, Inc. (the “Corporation”), a corporation incorporated under the laws of the state of Nevada on October 13, 1999, hereby amends and restates its Articles of Incorporation, to embody in one document its original articles and the subsequent amendments thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes.

ARTICLE I
NAME

The name of the Corporation shall be: Grow Capital, Inc.

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES

The Corporation is organized for the purpose conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue a total of 550,000,000 shares, consisting of 50,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as “Preferred Stock”) and 500,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as “Common Stock”). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V
NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VI
NO CUMULATIVE VOTING

Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

ARTICLE VII
NO PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of its class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VIII
TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a)The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in-the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b)The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c)The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

ARTICLE IX
INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a)The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b)The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

ARTICLE X
LIMITATION ON DIRECTOR:, LIABILITY

To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE XII
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation in the State of Nevada is 2485 Village View Drive, Suite 180, Henderson, NV 89074. The name and address of the Corporation’s resident agent is:

Carl Sanko
2485 Village View Drive, Suite 180
Henderson, NV 89074

Either the principal office or the resident agent may be changed in the manner provided by law.

ARTICLE XIII
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

ARTICLE XIV
ADOPTION AND AMENDMENT OF BYLAWS

The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

ARTICLE XV
GOVERNING BOARD

The governing board of the Corporation shall be known as the “board of directors.” The board of directors must have at least one director or as otherwise specified in its bylaws or director’s resolutions.

ARTICLE XVI
POWERS OF GOVERNING BOARD

The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing.

[Signature Page Follows]

The undersigned authorized officer of the Corporation hereby makes and files these Amended and Restated Articles of Incorporation, declaring and certifying that the facts contained herein are true.

DATED this [●]th day of July, 2019.

Jonathan Bonnette
Chief Executive Officer